News Release
For Immediate Release on August 1, 2006

Storm Cat Energy Corporation Secures Revolving Line of Credit

CALGARY and DENVER - (PR Newswire) - August 1, 2006 - Storm Cat Energy Corporation (AMEX: SCU; TSX: SME) today announced that it has closed a revolving line of credit facility led by JPMorgan Chase Bank, N.A. providing for a credit line of up to US$250 million. Loans made under the revolving credit agreement are secured by mortgages on the Company’s oil and gas properties and guaranteed by Storm Cat’s Powder River Basin assets.

Each loan bears interest at a Eurodollar rate or a base rate, as requested by Storm Cat, plus an applicable percentage based on Storm Cat's usage of the facility. In addition, under the terms of the US$250 million credit agreement, Storm Cat will pay a commitment fee quarterly in arrears based on a percentage multiplied by the daily amount that the aggregate commitments exceed borrowings under the agreement. Storm Cat did not borrow any funds at the time of execution of the credit agreement.

The credit facility is available to provide funds for the exploration, development and/or acquisition of oil and gas properties and for working capital and other general corporate purposes. Interest on funds drawn will be paid monthly with the principal due August 2010. The agreement provides for semi-annual evaluation of the borrowing base, which will be determined as a percentage of the discounted present value of the Company’s oil and natural gas reserves.

“This revolving line of credit is an important financial instrument that we can use to further our growth” said Scott Zimmerman, Storm Cat’s President and CEO. “While there are numerous competent choices in energy lenders, we believe that by establishing our relationship with JPMorgan Chase Bank, N.A., we can leverage both their expertise and financial strength. With this credit facility, which is tied to our reserve base, we are further capable of funding our drilling and completion plans in our core operating areas of the US and Canada.”

About Storm Cat Energy

Storm Cat Energy is an independent oil and gas company focused on the pursuit, exploration and development of large unconventional gas reserves from fractured shales, coal beds and tight sand formations. The Company has producing properties in Wyoming’s Powder River Basin, exploitation and development acreage in Canada, Arkansas and Alaska. The Company's shares trade on the American Stock Exchange under the symbol “SCU” and in Canada on the Toronto Stock Exchange under the symbol “SME.”

DENVER, COLORADO  1125 17th Street, Suite 2310 | Denver, Colorado, USA 80202 | Tel (303) 991-5070 Fax (303) 991-5075
CALGARY, ALBERTA Suite 200, 209—8th Avenue | Calgary, Alberta, Canada T2P 1B8 | Tel (403) 451-5070 Fax (403) 451-5075
 MONGOLIA  Suite 21, P.M. Amar’s Street 2 | Tavan Bogd Plaza, Sukhbaatar District | Ulaanbaatar, Mongolia | Tel 976-11-33-0464

Company Contact:
Scott Zimmerman, President and Chief Executive Officer
Paul Wiesner, Chief Financial Officer
Phone: 87-STORMCAT
www.stormcatenergy.com

Forward-looking Statements

CAUTIONARY STATEMENT: This publication contains certain “forward-looking statements”, as defined in the United States Private Securities Litigation Reform Act of 1995 relating to matters such as the Company’s drilling and other exploration plans and projected well economics. Forward-looking statements are statements that are not historical facts; they are generally, but not always, identified by the words “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” ”projects,” “aims,” “potential,” “goal,” “objective,” “prospective,” and similar expressions, or that events or conditions “will,” “would,” “may,” “can,” “could” or “should” occur. Forward-looking statements are based on the beliefs, estimates and opinions of Storm Cat’s management on the date the statements are made; they involve a number of risks and uncertainties. Consequently, there can be no assurances that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Storm Cat undertakes no obligation to update these forward-looking statements if management’s beliefs, estimates or opinions, or other factors, should change. Factors that could cause future results to differ materially from those anticipated in these forward-looking statements include, but are not limited to the volatility of natural gas prices, the possibility that exploration efforts will not yield economically recoverable quantities of gas, accidents and other risks associated with gas exploration and development operations, the risk that the Company will encounter unanticipated geological factors, the Company’s need for and availability of additional financing, the possibility that the Company may not be able to secure permitting and other governmental clearances necessary to carry out the Company’s exploration and development plans, and the other risk factors discussed in greater detail in the Company’s various filings on SEDAR (www.sedar.com) with Canadian securities regulators and its filings with the US Securities and Exchange Commission, including the Company’s Form 20-F for the fiscal year ended December 31, 2005.

NO STOCK EXCHANGE HAS REVIEWED OR ACCEPTS RESPONSIBILITY
FOR THE ADEQUACY OR ACCURACY OF THIS NEWS RELEASE.

DENVER, COLORADO  1125 17th Street, Suite 2310 | Denver, Colorado, USA 80202 | Tel (303) 991-5070 Fax (303) 991-5075
CALGARY, ALBERTA Suite 200, 209—8th Avenue | Calgary, Alberta, Canada T2P 1B8 | Tel (403) 451-5070 Fax (403) 451-5075
 MONGOLIA  Suite 21, P.M. Amar’s Street 2 | Tavan Bogd Plaza, Sukhbaatar District | Ulaanbaatar, Mongolia | Tel 976-11-33-0464